Silvergate Capital Investor Presentation Second Quarter 2020

Forward Looking Statements This presentation contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s periodic and current reports filed with the U.S. Securities and Exchange Commission. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be fully reopened. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to fully reopen as planned, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; our cyber security risks are increased as the result of an increase in the number of employees working remotely; and FDIC premiums may increase if the agency experiences additional resolution costs. The Company does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law. The Company makes no representation that subsequent to delivery of the presentation it was not altered. For the most current, accurate information, please refer to the investor relations section of the Company's website at https://ir.silvergatebank.com. Silvergate “Silvergate Bank” and its logos and other trademarks referred to and included in this presentation belong to us. Solely for convenience, we refer to our trademarks in this presentation without the ® or the ™ or symbols, but such references are not intended to indicate that we will not fully assert under applicable law our trademark rights. Other service marks, trademarks and trade names referred to in this presentation, if any, are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks. In this presentation, we refer to Silvergate Capital Corporation as “Silvergate” or the “Company” and to Silvergate Bank as the “Bank”. 2

Introduction Alan Lane, President and Chief Executive Officer  Over 35 years of corporate and financial institution leadership experience (11 years at Silvergate)  Joined the Company in December 2008 and formerly held the positions of Director, President and Chief Operating Officer of Southwest Community Bancorp; Vice-Chairman and Chief Executive Officer of Financial Data Solutions, Inc. and President and Chief Executive Officer of Business Bank of California  Served as President/Chief Executive Officer or Chief Financial Officer of both manufacturing and retail companies Ben Reynolds, Executive Vice President, Corporate Development  Over 20 years of product development, marketing, strategy, risk and accounting experience (4 years at Silvergate)  Joined the Company in January 2016 and formerly held the positions of Chief Marketing Officer of Carsinia Software, Chief Financial Officer of Henry Clay Motors, VP of Marketing and Product Management of HSBC and Senior Associate of KPMG  Responsible for strategy, growth and delivering products to entrepreneurs within the digital currency, blockchain and fintech ecosystem at Silvergate Tony Martino, Chief Financial Officer  Joined the company in September 2019, brings 30 years of experience with 20 years in financial services and 10 years in public accounting with Ernst & Young. Tony is a Chartered Accountant.  Most recently Chief Financial Officer at LendingPoint, a fintech lending platform that recently placed No. 17 on Inc. magazine’s 37th annual ranking of the nation’s fastest growing companies  Spent 17 years with Citigroup, Inc. in various finance leadership roles across North America and EMEA regions, including Regional CFO in Central Europe, Country CFO in Turkey, and in Corporate Treasury in New York 3

Silvergate Overview Our Solutions and Services Business Model Our Customers Silvergate Exchange Network Digital Currency Exchanges Available 24/7, the SEN is a global Exchanges through which digital payments platform that enables real- currencies are bought and sold; time transfer of U.S. dollars between includes OTC trading desks our digital currency exchange customers and our institutional investor customers Cash Management Solutions Institutional Investors Enable customers to send, receive Hedge funds, venture capital funds, and manage payments private equity funds, family offices and traditional asset managers, which are investing in digital currencies as an asset class Deposit Account Services Other Customers Maintain U.S. dollar deposits for our Companies developing new protocols, customers platforms and applications; mining operations; and providers of other services We believe we are the leading provider of innovative financial infrastructure solutions and services to participants in the nascent and expanding digital currency industry 4

Digital Currency Platform Expansion Digital Currency Net Customer Growth Global Payments Platform Utilization (SEN Transfers) ($ in millions) 40,286 850 881 804 756 31,405 655 $22,423 $17,372 14,400 12,254 12,312 $10,425 $9,607 $8,625 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 SEN Transfer $ SEN Transfer # Fee Income from Digital Currency Customers Commentary ($ in thousands) • At June 30, 2020, net digital currency customers $2,392 increased 35% year over year to 881 • $22.4 billion of U.S. dollar transfers occurred on the SEN $1,700 $1,579 in 2Q20, an increase of 29% versus 1Q20 and 160% $1,366 versus 2Q19 $1,093 • 2Q20 fee income from digital currency customers increased 41% versus 1Q20 and 119% versus 2Q19 • At June 30, 2020, Silvergate had over 200 prospective digital currency customer leads in pipeline or onboarding 2Q19 3Q19 4Q19 1Q20 2Q20 processes 5

Investment Highlights Established and Rapidly Growing Customer Network Unique and Innovative API-enabled Payments and Technology Platform Robust Compliance Framework Low-Cost Deposit Base and Low-Risk Asset Strategy Digital Currency Expansion Contributes to Attractive Risk-Adjusted Returns Innovative Business with Multiple Growth Vectors 6

Focused on Customers that Consider Digital Currencies a New Asset Class

	Digital Currency Exchanges	Institutional Investors	Other Customers
Overview	• Exchanges through which digital currencies are bought and sold; includes OTC trading desks	• Hedge funds, venture capital funds, private equity funds, family offices and traditional asset managers, which are investing in digital currencies as an asset class	• Companies developing new protocols, platforms and applications; mining operations; and providers of other services
Metrics	• 64 customers • $601 MM in deposits	• 566 customers • $577 MM in deposits	• 251 customers • $331 MM in deposits
Noteworthy	• Silvergate's customers include the 5 largest U.S. domiciled digital currency exchanges	• Silvergate's customers transferred on SEN $32.7 billion for the year ended December 31, 2019	• Silvergate's customers have raised over $1 billion through private placements
Customers	coinbase Genesis Bitstamp	BLOCKTOWER Polychain Capital	FIGURE kiva

Our technology platform provides financial infrastructure to the largest, global digital currency exchanges and 566 institutional investors

Note: Data as of the period ended June 30, 2020.

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Customers were Previously Limited by Traditional Banking Services Counterparty Risk Liquidity Banking Friction Historical Customer Pain Points Legacy Solution: Several Hour(s) to Several Day(s) Execution Institutional Traditional Clearing Traditional Institutional Investor Bank Bank Bank Investor send fiat send fiat Digital via wire via wire Digital Currency Currency Exchange A Exchange B Sell bitcoin Buy bitcoin Only operates within the confines of traditional banking hours Dependencies include internal process, time of day, holidays, geography and financial institution 8

Network Effect of the SEN Creates Barriers to Entry Real-time USD transfers Available 24/7/365 API enabled Silvergate Exchange Network (“SEN”) The SEN facilitated $39.8 billion of transfers during the six months ended June 30, 2020 9

Our Innovative Technology Platform Alleviates Customer Pain Points Silvergate Technology Platform Customer Technology Platform Customers develop customized applications and gateways to integrate the Silvergate API into their technology infrastructure Cloud-based API enables Silvergate’s customers to grow their business in a scalable manner, including real-time transfers and attribution of client funds 10

Business Evolving Towards a Fee-Based Model SEN Transfers ($ and #) Digital Customer Related Fee Income Growth ($ in billions) ($ in thousands) 80,000 $39.8 1H 2020 volumes exceed entire 2019 year 70,000 $2,392 71,691 60,000 $32.7 50,000 $1,700 $1,579 46,063 $1,366 40,000 $1,093 30,000 $884 $676 20,000 $571 $8.3 $419 $320 10,000 $143$148 7,869 $47 $93 0 FY 2018 FY 2019 1H 2020 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 Digital customer related fee income growth driven by increasing SEN-related services and deposits 11

Robust Compliance and Risk Management Framework Daily Enhanced Due Customer Periodic Prospecting Transaction Due Diligence Approval Review Monitoring Diligence Initial Due Diligence Ongoing Monitoring  Executive Summary  Daily  Company Description & Management Team  BSA/AML Alerts Monitoring  Product & Target Customer  Industry News Monitoring  Operational Needs  Enhanced Due Diligence  Reputation Review  Customer Counterparty Reviews  Customer Complaints  Negative News Reviews  Pending/Prior Litigation  Periodic Review  Compliance Review  Quarterly Account Activity Reviews  Review of Organization’s Culture of Compliance  Annual Company Reviews  BSA/AML Program  Management Reporting  Confirm Money Transmitter Registration & Licensing  Monthly Fintech Committee Meeting  Review Independent Audits & Exams  Reports to Enterprise Risk Committee  Site Visit  Reports to Directors Loan Committee (ACH  UDAAP Policy/Procedure Origination)  Information Security  Quarterly BSA Risk Assessment Our compliance process was built over the past six years and has provided us with a first-mover advantage within the digital currency industry that is the cornerstone of our leadership position today 12

Deposits

Digital Currency and Other Deposit Trends

($ in millions)



Cost of Deposits %
0.28%
0.50%
0.84%
0.87%
0.37%
$1,939
$248
$227
$1,463
$1,848
$323
$228
$1,297
$1,815
$322
$246
$1,246
$2,003
$141
$169
$1,693
$1,671
$162
$1,509
2Q19
3Q19
4Q19
1Q20
2Q20
Digital Currency Deposits
Other Deposits
Callable Brokered CDs

Commentary

- Digital currency deposits ended 2Q20 at $1.5 billion, pulling back as expected from the level at the end of 1Q20, which was driven by bitcoin volatility in March 2020
- Other deposits represent commercial deposits from non-digital currency customers, including demand deposits, savings, money market and time deposits, with a weighted average interest rate of 18bps during 2Q20, compared to 38bps in 1Q20
- Callable brokered CDs were issued beginning in 2Q19 as part of a hedging strategy to fund fixed rate securities. As of June 30, 2020, there were no CDs outstanding. Interest expense in 2Q20 included $1.2 million in accelerated premium expense from calling the outstanding brokered CDs, compared to $2.1 million in 1Q20
- The aggregate cost of deposits of 37bps in 2Q20 includes 35bps related to the callable brokered CDs and 2bps related to the other deposits, compared to 81bps and 6bps, respectively, in 1Q20

Note: Ratios have been annualized. Totals may not foot due to rounding.

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Securities and Loan Portfolio Securities Composition – 41% of Total Assets Securities Commentary • Securities portfolio is managed with the same disciplined credit approach as is applicable to our loan portfolio, with Municipal consideration for the underlying debt components and Bonds capped exposure for underlying asset classes 29.6% Residential (MBS/CMO) • 2Q20 includes purchases of $179.7 million of fixed rate 26.1% municipal bonds, which included general obligation, $951.1mm revenue or essential purpose bonds rated AA- or higher Yield: 2.67% • These purchases were part of a broader risk balancing strategy that included selling $202.3 million of our Asset Backed Commercial MBS/CMO exposure during the quarter Securities Commercial 25.4% (MBS/CMO) • Commercial MBS/CMO are non-agency with 96% rated 19.0% AAA. Residential MBS/CMO are 99% agency backed • 100% of asset backed securities are agency backed FFELP student loan bonds and rated AA+ or better Loan Composition – 48% of Total Assets Loan Commentary Mortgage Warehouse HFI • 2Q20 total loans were up $1.1 million versus 1Q20 driven 13.9% by an increase in one-to-four family residential real estate loan originations and SEN Leverage loans offset by Mortgage decreases in mortgage warehouse and commercial real 1-4 Family Real Warehouse HFS Estate 28.9% estate loans 19.4% $1,115.4mm • Nonperforming assets totaled $4.6 million, or 0.20% of total Yield: 4.67% assets, at June 30, 2020 compared to $5.1 million, or Other HFI 0.22% of total assets, at March 31, 2020 Multi-Family 3.0% Real Estate 6.5% Commercial Real Estate 28.4% ___________ 14 Note: Securities and loan yields are for 2Q20 and have been annualized.

Credit Quality Commercial & Multi-Family Real Estate Balances - LTV 1-4 Family Residential Real Estate Balances - LTV ($ in millions) $132.8 Weighted Average LTV: 54% Weighted Average LTV: 55% $123.7 Period end balance: $388.8 million Period end balance: $216.0 million $73.0 $65.0 $49.9 $49.9 $42.7 $25.2 $14.7 $9.9 $7.5 $9.7 $0.0 $0.9 < 50% 51% - 60% - 66% - 71% - 76% - >80% < 50% 51% - 60% - 66% - 71% - 76% - >80% 59% 65% 70% 75% 80% 59% 65% 70% 75% 80% Net Charge-offs / Average Loans Allowance for Loan Losses (bps) ($ in thousands) 300 $7,049 Silvergate US Commercial Banks $6,558 $6,763 250 $6,191 $6,191 1.02% 200 0.93% 0.96% 0.89% 0.85% 150 100 50 0 (50) 2Q19 3Q19 4Q19 1Q20 2Q20 % ALLL / Loans $ ALLL ___________ Note: Company LTV data as of June 30, 2020. 15 Source: FRED Economic Data. US Commercial Bank data represents aggregate data of charge-off rates on all U.S. Commercial Banks.

2Q20 Highlights

Digital Currency Platform

- Record number of 2Q20 Silvergate Exchange Network, or SEN transactions of 40,286 and SEN volumes of $22.4 billion, up 28% and 29%, respectively, versus 1Q19
- Digital currency fee income of $2.4 million up 41% as compared to 1Q20 and up 119% compared to 2Q19
- Expanded access to SEN Leverage with approved lines of credit totaling $22.5 million versus $12.5 million in 1Q20
- Foreign currency offering launched in 2Q20, providing direct client access to transactions in EUR & CHF, with additional currencies to be added going forward

2Q20 Financial Highlights

- Net income of $5.5 million as compared to $4.4 million for 1Q20
- Diluted EPS of $0.29 per share compared to $0.23 per share for 1Q20
- Book value per share of $14.36 compared to $13.11 for 1Q20
- NIM was 3.14% compared to 2.86% for 1Q20
- Total risk-based capital ratio of 25.54% as of June 30, 2020
- Tier 1 leverage ratio of 11.57% as of June 30, 2020

Loan Portfolio & Credit

- Loan portfolio balance up 21% year-on-year and relatively unchanged from prior quarter, with nonperforming assets of $4.6 million, or 0.20% of total assets at June 30, 2020
- Mortgage warehouse represents largest component of loan portfolio, at 42.8% of total portfolio at June 30, 2020
- Conservative credit culture evidenced by relatively low loan-to-value (LTV), with a 54% LTV in commercial and multi-family real estate loans, and 55% LTV in 1-4 family loans
- 17% of HFI loan portfolio as of June 30, 2020 had been granted payment deferrals, with 27% of those modified loans resuming payments by July 15, 2020, on a dollar volume basis

Other

- Beginning in 3Q20, Silvergate will no longer purchase single-family real estate loans through its correspondent lending unit, but will continue to service existing loans currently on balance sheet
- Balance sheet asset focus on scalable SEN Leverage loans and mortgage warehouse, while maintaining solid CRE lending platform
- Silvergate continued to operate with uninterrupted banking access for customers and majority of the Company's employees working remotely

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Multiple Avenues for Growth – Leverage Network Effects of SEN Silvergate Exchange Network Product Roadmap The network effects of SEN reinforce the strength of our product offerings and create a platform to launch new customer solutions and generate attractive returns 17

Appendix

2Q20 Financial Results ($ in millions, except per share data) 2Q20 vs 2Q20 1Q20 2Q19 1Q20 2Q19 % Inc / (Dec) Income Statement Net interest income $ 16.1 $ 15.5 $ 17.6 4% (9)% Provision for loan losses 0.2 0.4 0.2 (40)% 46% Noninterest income 5.4 4.9 2.2 10% 152% Noninterest expense 14.0 13.9 12.7 1% 10% Pre-tax income 7.3 6.2 6.8 18% 6% Income tax expense 1.8 1.8 1.7 3% 8% Net income $ 5.5 $ 4.4 $ 5.2 24% 6% Diluted EPS $ 0.29 $ 0.23 $ 0.28 Balance Sheet Securities $ 951 $ 964 $ 921 (1)% 3% Total loans $ 1,115 $ 1,114 $ 920 0% 21% Total assets $ 2,341 $ 2,311 $ 2,242 1% 4% Digital currency related deposits $ 1,509 $ 1,693 $ 1,463 (11)% 3% Total shareholders' equity $ 268 $ 245 $ 215 10% 25% Book value per share $ 14.36 $ 13.11 $ 12.04 10% 19% Key Ratios ROAA 1.02% 0.79% 1.03% ROAE 8.72% 7.14% 10.04% NIM 3.14% 2.86% 3.56% Net charge-offs / Avg. loans 0.00% 0.00% 0.01% ___________ 19 Note: ROAA, ROAE and NIM have been annualized. Totals may not foot due to rounding.

Yields, Cost of Funds and Net Interest Margin Trends Yields, Cost of Deposits and Net Interest Margin Trends NIM Yield on Loans Yield on Securities Yield on Cash Cost of Funds 6% 5.45% 5.50% 5.14% 5.15% 5% 4.67% 4% 3.56% 3.39% 3.12% 3.14% 2.97% 3% 2.76% 2.86% 2.31% 2.00% 2.68% 2.70% 2.67% 2% 1.64% 1.24% 0.97% 1% 0.59% 0.43% 0.94% 0.94% 0% 0.42% 2Q19 3Q19 4Q19 1Q20 2Q20 Commentary • Net interest margin increase was driven by the reduction in callable brokered CDs, partly offset by lower yield on loans • Loan yield decrease was driven by mortgage warehouse loans • Securities yields down 3bps on a sequential basis, as lower rates were mitigated by the impact of interest rate floors and investment in fixed rate tax-exempt municipal bonds • Cost of funds decrease in 2Q20 was driven by lower level of accelerated call premium expense, lower brokered CD balances, and rate reductions on interest bearing deposits ___________ 20 Note: Ratios have been annualized. NIM and yield on securities are presented on a taxable equivalent basis.

Noninterest Income Noninterest Income 6000 ($ in thousands) $5,434 $4,931 5000 $2,556 4000 $2,122 Legend $3,130 Gain on sale of securities and 3000 $2,599 extinguishment of debt, net $740 $486 $2,154 Other noninterest income $1,109 2000 $1,020 $1,024 Fee income from digital currency $1,061 customers $2,392 1000 $1,700 $1,579 $1,366 $1,093 0 2Q19 3Q19 4Q19 1Q20 2Q20 Commentary • 2Q20 includes a $2.6 million gain on sale of securities versus a $1.2 million gain on sale of securities and $0.9 million gain on extinguishment of debt from termination of FHLB term advance in 1Q20 • 2Q20 fee income from digital currency customers was up 160% year over year driven by increased transactional volume and related demand for cash management services ___________ 21 Note: 3Q19 other noninterest income includes a $16,000 loss on sale of securities.

Noninterest Expense Noninterest Expense ($ in thousands) $13,660 $13,875 $13,972 $12,721 $12,611 $1,679 $1,767 $1,658 $1,431 $1,255 $1,198 $985 $1,105 $1,073 $889 $1,261 $1,313 $1,298 $1,149 $1,123 $861 $907 $894 $1,012 $892 $8,082 $8,277 $8,773 $8,955 $9,002 2Q19 3Q19 4Q19 1Q20 2Q20 Salaries/Employee Benefits Occupancy/Equipment Communications/Data Professional Services Other Commentary • 2Q20 noninterest expense up 1% versus 1Q20 and 10% versus 2Q19 • Salaries and employee benefits expense was 64% of total expense in 2Q20 • Headcount was 213 as of June 30, 2020 compared to 211 at March 31, 2020 and 215 at December 31, 2019 22

Loan Portfolio (HFI) & COVID-19 Related Modifications

Loan Segments at June 30, 2020

($ in millions)

Loan Segment	#		Loan Balance	WA LTV	% of Total Loans HFI
Real estate loans:					
One-to-four family	505	$	216	55%	27%
Multi-family	58		72	50%	9%
Commercial:					
Retail	*33*		*83*	*54%*	*10%*
Hospitality	*13*		*46*	*44%*	*6%*
Office	*13*		*58*	*63%*	*7%*
Industrial	*23*		*87*	*60%*	*11%*
Other	*20*		*43*	*47%*	*5%*
Total commercial	102		317	55%	40%
Construction	6		11	51%	1%
Commercial and Industrial	14		25	58%	3%
Other	15		2	88%	0%
Mortgage warehouse	n/a		155	n/a	19%
Total gross loans HFI	**694**	**$**	**797**	**n/a**	**100%**

COVID-19 Loan Modifications

Completed Modifications	#		Loan Balance	% of Loan Balance	% Resumed Payments
Real estate loans:					
One-to-four family	19	$	12	6%	25%
Multi-family	-		-	-	-
Commercial:					
Retail	*13*		*52*	*63%*	*15%*
Hospitality	*8*		*39*	*85%*	*0%*
Office	*4*		*21*	*37%*	*90%*
Industrial	*1*		*5*	*6%*	*0%*
Other	*2*		*6*	*13%*	*100%*
Total commercial	28		123	39%	27%
Construction	-		-	-	-
Commercial and Industrial	2		1	6%	100%
Other	-		-	-	-
Mortgage warehouse	-		-	-	-
Total modifications	**49**	**$**	**137**	**17%**	**27%**

Commentary

- 27% of total COVID-19 modified loans on a dollar volume basis have resumed payments as of July 15, 2020
- Commercial borrowers with need for modification were initially granted payment deferrals of two months, while three months were initially granted to one-to four family borrowers in need. Both types of borrowers are considered for a further deferral for up to a total of six months if demonstrated impact from COVID-19

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Note: Completed modifications represent payment deferrals which were requested and approved up to and including June 30, 2020.

Capital and Liquidity Ratios Tier 1 Leverage Ratio Total Risk-Based Capital Ratio 26.57% 26.90% 25.97% 26.05% 25.54% 11.57% 11.11% 10.43% 11.23% 10.98% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Loans to Deposits Commentary • The Bank had a tier 1 leverage ratio of 10.92%, a 66.75% common equity tier 1 capital ratio of 23.48%, a tier 1 risk- 54.29% 57.34% 55.64% based capital ratio of 23.48% and a total risk-based 47.47% capital ratio of 24.17% at June 30, 2020 • Bank capital ratios each exceeded the “well capitalized” standards defined by the federal banking regulations • Increase in loan to deposit ratio due to lower digital currency deposits and reduction of callable brokered CDs 2Q19 3Q19 4Q19 1Q20 2Q20 ___________ 24 Note: June 30, 2020 capital ratios are preliminary.

Summary Financials

($ in thousands)	2017	2018	2019	1Q20	2Q20
Balance Sheet					
Cash and cash equivalents	$797,668	$674,420	$133,604	$166,200	$199,444
Securities	191,921	357,251	897,766	964,317	951,094
Net loans	879,695	943,417	1,040,544	1,114,439	1,115,383
Other assets	22,664	29,230	56,213	65,752	74,792
Total Assets	**$1,891,948**	**$2,004,318**	**$2,128,127**	**$2,310,708**	**$2,340,713**
Total deposits	1,775,146	1,783,005	1,814,654	2,002,957	1,670,909
Total borrowings	36,788	20,659	68,530	45,820	375,823
Operating lease liabilities	-	-	4,881	4,515	4,146
Other liabilities	6,214	9,408	9,026	12,664	21,730
Total liabilities	**1,818,148**	**1,813,072**	**1,897,091**	**2,065,956**	**2,072,608**
Total shareholders' equity	**73,800**	**191,246**	**231,036**	**244,752**	**268,105**
Total liabilities and shareholders' equity	**$1,891,948**	**$2,004,318**	**$2,128,127**	**$2,310,708**	**$2,340,713**
Income Statement					
Interest income	$48,306	$72,752	$81,035	$20,062	$18,015
Interest expense	6,355	3,129	10,078	4,584	1,963
Net interest income	**41,951**	**69,623**	**70,957**	**15,478**	**16,052**
Provision for (reversal of) loan losses	262	(1,527)	(439)	367	222
Net interest income after provision	41,689	71,150	71,396	15,111	15,830
Noninterest income	**3,448**	**7,563**	**15,754**	**4,931**	**5,434** (1)
Noninterest expense	**30,706**	**48,314**	**52,478**	**13,875**	**13,972**
Income tax expense	6,788	8,066	9,826	1,774	1,826
Net income	**$7,643**	**$22,333**	**$24,846**	**$4,393**	**$5,466** (1)
Key Metrics					
Loan yield	5.20 %	5.52 %	5.45 %	5.15 %	4.67 %
Yield on securities	2.13 %	2.78 %	2.87 %	2.70 %	2.67 %
Cost of deposits	0.44 %	0.10 %	0.43 %	0.87 %	0.37 %
Net interest margin	3.68 %	3.49 %	3.47 %	2.86 %	3.14 %
Noninterest income to average assets	0.30 %	0.38 %	0.76 %	0.89 %	1.01 % (1)
Noninterest expense to average assets	2.67 %	2.41 %	2.52 %	2.50 %	2.60 %
Efficiency ratio	67.64 %	62.59 %	60.52 %	67.98 %	65.03 % (1)
ALLL / Loans HFI	1.17 %	1.13 %	0.93 %	0.96 %	0.85 %
Net charge-offs (recoveries) / Avg. loans	0.02 %	(0.01)%	0.01 %	0.00 %	0.00 %
Return on average assets (ROAA)	0.66 %	1.11 %	1.19 %	0.79 %	1.02 % (1)
Return on average equity (ROAE)	10.80 %	13.47 %	11.54 %	7.14 %	8.72 % (1)

Note: Financial data as of or for the three months ended March 31, 2020 and June 30, 2020.. All ratios have been annualized except for ALLL / Loans HFI and Net Charge-offs (Recoveries) / Avg. Loans and Efficiency Ratio

1. *Noninterest income in 2019 includes a $5.5 million pre-tax / $3.9 million after-tax gain on our branch sale in Q1 2019*

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Reconciliation of Non-GAAP Financial Measures Three Months Ended Six Months Ended Nine Months Ended Year Ended March 31, 2019 June 30, 2019 September 30, 2019 December 31, 2019 ($ in thousands) Net income Net income, as reported $ 9,436 $ 14,592 $ 21,248 $ 24,846 Adjustments: Gain on sale of branch, net (5,509) (5,509) (5,509) (5,509) Tax effect(1) 1,574 1,574 1,574 1,574 Adjusted net income $ 5,501 $ 10,657 $ 17,313 $ 20,911 Noninterest income / average assets(2) Noninterest income $ 7,871 $ 10,025 $ 12,624 $ 15,754 Adjustments: Gain on sale of branch, net (5,509) (5,509) (5,509) (5,509) Adjusted noninterest income 2,362 4,516 7,115 10,245 Average assets 1,972,483 1,991,171 2,063,298 2,082,007 Noninterest income / average assets, as reported 1.62% 1.02% 0.82% 0.76 % Adjusted noninterest income / average assets 0.49% 0.46% 0.46% 0.49 % Return on average assets (ROAA)(2) Adjusted net income $ 5,501 $ 10,657 $ 17,313 $ 20,911 Average assets 1,972,483 1,991,171 2,063,298 2,082,007 Return on average assets (ROAA), as reported 1.94% 1.48% 1.38% 1.19 % Adjusted return on average assets 1.13% 1.08% 1.12% 1.00 % Return on average equity (ROAE)(2) Adjusted net income $ 5,501 $ 10,657 $ 17,313 $ 20,911 Average equity 195,989 200,996 208,775 215,338 Return on average equity (ROAE), as reported 19.53% 14.64% 13.61% 11.54 % Adjusted return on average equity 11.38% 10.69% 11.09% 9.71 % Efficiency ratio Noninterest expense $ 13,486 $ 26,207 $ 38,818 $ 52,478 Net interest income 19,316 36,884 55,327 70,957 Noninterest income 7,871 10,025 12,624 15,754 Total net interest income and noninterest income 27,187 46,909 67,951 86,711 Adjustments: Gain on sale of branch, net (5,509) (5,509) (5,509) (5,509) Adjusted total net interest income and noninterest income 21,678 41,400 62,442 81,202 Efficiency ratio, as reported 49.60% 55.87% 57.13% 60.52 % Adjusted efficiency ratio 62.21% 63.30% 62.17% 64.63% ________________________ (1) Amount represents the total income tax effect of the adjustment, which is calculated based on the applicable marginal tax rate of 28.58%. (2) Data has been annualized. 26